                                                                    EXHIBIT 10.8

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

                              UNITED BANCORP, INC.
                                AND SUBSIDIARIES
                    DIRECTOR SUPPLEMENTAL LIFE INSURANCE PLAN

                         EFFECTIVE _______________, 2003

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

                              UNITED BANCORP, INC.
                                AND SUBSIDIARIES
                    DIRECTOR SUPPLEMENTAL LIFE INSURANCE PLAN

         Pursuant to due authorization by its Board of Directors, the undersigned, United Bancorp, Inc., an Ohio Corporation located in Martins Ferry, Ohio (the "Company"), did constitute, establish and adopt the following Director Supplemental Life Insurance Plan (the "Plan"), effective ________________, 2003.

         The purpose of this Plan is to attract, retain, and reward highly qualified Directors, by dividing the death proceeds of certain life insurance policies which are owned by the Company on the lives of the participating Directors with the designated beneficiary of each insured participating Director. The Company will pay the life insurance premiums from its general assets.

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Plan, the following terms shall have the meanings specified:

1.1 "Beneficiary" means each designated person, or the estate of a deceased Participant, entitled to benefits, if any, upon the death of a Participant.

1.2 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3 "Board" means the Board of Directors of the Company as from time to time constituted.

1.4 "Change of Control" means a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (B) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; or (C) the business of the Company for which your services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

         the Company, or otherwise.

1.5 "Company" means United Bancorp, Inc. and any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.6      "Director" means an active director of the Board.

1.7 "Disability" means the Participant's suffering a sickness, accident or injury which has been determined by the Plan Administrator, in its sole and absolute discretion, to render the Participant disabled. Upon the request of the Plan Administrator, the Participant must submit to reasonable physical examination(s) by a physician chosen by the Plan Administrator.

1.8      "Company's Interest" means the benefit set forth in Section 3.2.

1.9 "Election to Participate" means the form required by the Plan Administrator of an eligible Director to indicate acceptance of participation in this Plan.

1.10     "Insured" means the individual Participant whose life is insured.

1.11 "Insurer" means the insurance company issuing the life insurance policy on the life of the Insured.

1.12 "Net Death Proceeds" means the total death proceeds of the Policy minus the cash surrender value.

1.13     "Normal Retirement Age" means the Participant attaining age 75.

1.14 "Normal Retirement Date" means the later of the Normal Retirement Age or the date of Termination of Service.

1.15 "Participant" means a Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs an Election to Participate and a Beneficiary Designation Form, (iv) whose signed Election to Participant and Beneficiary Designation Form are accepted by the Plan Administrator, (v) who commences participation in the Plan, and (vi) whose Participation has not terminated.

1.16     "Participant's Interest" means the benefit set forth in Section 3.1.

1.17 "Policy" means the individual insurance policy or policies adopted by the Plan Administrator for purposes of insuring a Participant's life under this Plan.

1.18     "Plan Administrator" means the plan administrator described in Article
         9.

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

1.19 "Termination of Service" means the termination of Participant's service, for any reason, before Normal Retirement Age.

                                    ARTICLE 2
                                  PARTICIPATION

2.1 Selection by Plan Administrator. Participation in the Plan shall be limited to those Directors of the Company selected by the Plan Administrator, in its sole discretion, to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected Director shall complete, execute and return to the Plan Administrator
         (i) an Election to Participate, and (ii) a Beneficiary Designation Form. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided a Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, that Director will become a Participant, be covered by the Plan and will be eligible to receive benefits at the time and in the manner provided hereunder, subject to the provisions of the Plan.

2.4 Termination of Participation. A Participant's rights under this Plan shall automatically cease and his or her participation in this Plan shall automatically terminate upon Termination of Service prior to Normal Retirement Age for reasons other than Disability or within twelve (12) months following a Change of Control. In the event that the Company decides to maintain the Policy after the Participant's termination of participation in the Plan, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

2.5      Disability.

         (a) Except as otherwise provided in paragraph (b) of this Section 2.5, if the Participant's service on the Board is terminated because of the Participant's Disability, the Company shall maintain the Policy in full force and effect and, in no event, shall the Company amend, terminate or otherwise abrogate the Participant's Interest in the Policy. However, the Company may replace the Policy with a comparable insurance policy to cover the benefit provided under this Plan.

         (b)      Notwithstanding the provisions of paragraph (a) of this
                  Section 2.5, upon the disabled Participant's service on the board of directors of any entity that the Plan Administrator, in its sole and absolute discretion, determines to be in competition with the Company, the Company shall have no further obligation to the disabled Participant, and the disabled Participant's rights pursuant to the Plan shall cease.

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

                  In the event the disabled Participant's rights are terminated hereunder and the Company decides to maintain the Policy, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

2.6 Retirement. If the Participant remains in the continuous service on the Board, upon the Participant's Normal Retirement Date, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Participant's Interest in the Policy. However, the Company may replace the Policy with a comparable insurance policy to cover the benefit under this Plan.

2.7 Change of Control. If the Participant suffers Termination of Service within twelve (12) months following a Change of Control, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Participant's Interest in the Policy. However, the Company may replace the Policy with a comparable insurance policy to cover the benefit under this Plan.

                                    ARTICLE 3
                           POLICY OWNERSHIP/INTERESTS

3.1 Participant's Interest. The Participant, or the Participant's assignee, shall have the right to designate the Beneficiary of an amount of death proceeds equal to One Hundred Thousand Dollars ($100,000), not to exceed the Net Death Proceeds, subject to:

         (a) Forfeiture of Participant's rights upon Termination of Service;

         (b) Termination of the Plan and the corresponding forfeiture of rights for all Participants or any one Participant in accordance with Section 9.1 hereof; and

         (c) Forfeiture of the Participant's rights and interest hereunder that the Company may reasonably consider necessary to conform with applicable law (including the Sarbanes-Oxley Act of 2002).

3.2 Company's Interest. The Company shall own the Policy and shall have the right to exercise all incidents of ownership except that the Company shall not sell, surrender or transfer ownership of a Policy so long as a Participant has an interest in the Policy as described in Section
         3.1. This provision shall not impair the right of the Company, subject to Article 9, to terminate this Plan. With respect to each Policy, the Company shall be the beneficiary of the remaining death proceeds of the Policy after the Participant's Interest is determined according to
         Section 3.1.

                                    ARTICLE 4
                                    PREMIUMS

4.1 Premium Payment. The Company shall pay all premiums due on all Policies.

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

4.2 Economic Benefit. The Plan Administrator shall determine the economic benefit attributable to any Participant based on the amount of the current term rate for the Participant's age multiplied by the aggregate death benefit payable to the Participant's Beneficiary. The "current term rate" is the minimum amount required to be imputed under Internal Revenue Notice 2002-8, or any subsequent applicable authority.

4.3 Imputed Income. The Company shall impute the economic benefit to the Participant on an annual basis, by adding the economic benefit to the Participant's W-2, or if applicable, Form 1099.

                                    ARTICLE 5
                                  BENEFICIARIES

5.1 Beneficiary. Each Participant shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

5.2 Beneficiary Designation; Change. A Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Participant's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant's death.

5.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

5.4 No Beneficiary Designation. If the Participant dies without a valid designation of beneficiary, or if all designated Beneficiaries predecease the Participant, then the Participant's surviving spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be made payable to the personal representative of the Participant's estate.

5.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

         payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

                                    ARTICLE 6
                                   ASSIGNMENT

         Any Participant may irrevocably assign without consideration all or part of such Participant's Interest in this Plan to any person, entity or trust. In the event a Participant shall transfer all or part of such Participant's Interest, then all or part of that Participant's Interest in this Plan shall be vested in his or her transferee, who shall be substituted as a party hereunder, and that Participant shall have no further interest in this Plan.

                                    ARTICLE 7
                                     INSURER

         The Insurer shall be bound only by the terms of its given Policy. Any payments the Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Plan. The Insurer shall have the right to rely on the Plan Administrator's representations with regard to any definitions, interpretations or Policy interests as specified under this Plan.

                                    ARTICLE 8
                           CLAIMS AND REVIEW PROCEDURE

8.1 Claims Procedure. A Participant or Beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

         8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

         8.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

         8.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Plan on which the denial is based;

                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed; and

                  (d) An explanation of the Plan's review procedures and the time limits applicable to such procedures.

8.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

         8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

         8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

         8.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         8.2.4 Timing of Plan Administrator's Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

         8.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Plan on which the denial is based; and

                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits.

                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

9.1 Amendment or Termination of Plan. Except as otherwise provided in Sections 2.5, 2.6, 2.7, and 9.2 or as otherwise agreed to in writing in an Addendum, the Company may amend or terminate this Plan for all Participants or for any Participant at any time prior to a Participant's death. Such amendment or termination shall be by written notice to the Participant(s). In the event that the Company decides to maintain the Policy after the Participant's termination of participation in the Plan, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

9.2 Amendment or Termination of Plan Upon Change of Control. Notwithstanding the provisions of Section 9.1, in the event of a Change of Control, the Company, or its successor, shall maintain in full force and effect each Policy that is in existence on the date the Change of Control occurs and shall not terminate or otherwise abrogate a Participant's Interest in the Policy. However, the Company may replace the Policy with a comparable insurance policy to cover the benefit provided under this Plan. This Section 9.2 shall apply to all Participants in the Plan on the date the Change of Control occurs, including but not limited to (i) a retired Participant who has an interest in the Plan pursuant to Section 2.6; (ii) a disabled Participant who has an interest in the Plan pursuant to Section 2.5; and (iii) a terminated Participant who has an interest in the Plan pursuant to Section 2.7.

9.3 Option to Purchase Upon Termination. If the Company exercises the right to terminate the Plan or a Participant's participation in the Plan, the Company shall not sell, surrender or transfer ownership of a Policy without first giving a Participant or the Participant's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

9.4 Waiver of Participation. A Participant may, in the Participant's sole and absolute

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

         discretion, waive his or her rights under the Plan at any time. Any waiver permitted under this Section 9.4 shall be in writing and delivered to the Plan Administrator.

                                   ARTICLE 10
                                 ADMINISTRATION

10.1 Plan Administrator Duties. This Plan shall be administered by a Plan Administrator which shall consist of the Board, or such committee as the Board shall appoint. Members of the Plan Administrator may be Participants under this Plan. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

10.2 Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

10.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

10.5 Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death or Termination of Service of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1 Binding Effect. This Plan shall bind each Participant and the Company, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary.

11.2 No Guarantee Service. This Plan is not a contract. It does not give a Participant the right to remain a Director of the Company, nor does it interfere with the shareholders' right to terminate the service of a Participant. It also does not require a Participant to remain a

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

         Director nor interfere with a Participant's right to terminate service at any time.

11.3 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

11.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such event, the term "Company" as used in this Plan shall be deemed to refer to the successor or survivor company.

11.5 Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                   United Bancorp, Inc

                                   Attention CEO

                                   201 S. 4th Street, P.O. Box 10

                                   Martins Ferry OH 43935

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

11.6 Entire Agreement. This Plan, along with a Participant's Election to Participate, Beneficiary Designation Form and any Addendum, constitute the entire agreement between the Company and the Participant as to the subject matter hereof. No rights are granted to the Participant under this Plan other than those specifically set forth herein.

      IN WITNESS WHEREOF, the Company executes this Plan as of the date indicated above.

                                          United Bancorp, Inc.

                                          By ___________________________________

                                          Title ________________________________

                             ELECTION TO PARTICIPATE

         I, _____________________________, a Director designated as set forth in
Article 2 of the United Bancorp, Inc. Director Supplemental Life Insurance Plan (the "Plan") dated ___________________________, hereby elect to become a Participant of this Plan according to Article 2 of the Plan.

Additionally, I acknowledge that I have read the Plan document and agree to be bound by its terms.

Executed this _____________ day of ____________________, 2003.

___________________________________
Participant

___________________________________
Plan Administrator

United Bancorp, Inc.
Director Supplemental Life Insurance Plan

I designate the following as Beneficiary of benefits under this Plan payable following my death.

Primary: _______________________________________________________________________

________________________________________________________________________________

Contingent:  __________________________________________________________________

________________________________________________________________________________

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these designations of beneficiary by filing a new written designation with the Plan Administrator. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

PRINTED NAME: ______________________________

SIGNATURE:    ______________________________

DATE:         ______________________________

Acknowledged by the Plan Administrator this ________ day of ___________________, 20____

By ___________________________________

Title ________________________________

                                        1